Exhibit 99.1
FOR IMMEDIATE RELEASE
Boomerang Systems, Inc (formerly Digital Imaging Resources) Announces New Trading Symbol
Morristown, New Jersey, February 7, 2008 — Boomerang Systems, Inc. (formerly Digital Imaging Systems, Inc.), (“Boomerang” or the “Company”) (OTC — BMER) announced today that as a consequence of the change in its corporate name a new trading symbol has been assigned. The new trading symbol, effective February 8, 2008 is BMER.
Additional information may be obtained by contacting Maureen Cowell, Digital’s Secretary, at 973-538-2247.
Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.
With the exception of historical matters, the matters discussed in this press release are “forward-looking statements” as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Digital intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with those safe-harbor provisions. Forward-looking statements include, among others, the success of the combined companies in implementing the Boomerang business plan in the future and that Boomerang will achieve material revenues. There can be no assurance that the completion of the merger transaction will result in Digital having successful business activities or that the operations of the two companies can be successfully combined and operated. There can be no assurance that the combined companies can be successfully managed after the completion of the transaction or that there will be adequate management available for that purpose. Many factors may adversely affect the future operations of Boomerang including the possibility that it will be unable to achieve material revenues, that it will be unable to market its automated systems profitably, or that other companies with significantly larger staffs, revenues and assets may not compete with Boomerang and limit the ability of Boomerang to market its systems. Important factors that could cause Digital to be unable to meet its goals and objectives are also described in Digital’s periodic filings with the Securities and Exchange Commission, including Digital’s annual report on Form 10-KSB and quarterly reports on Form 10-QSB.